Exhibit 10.1

AMENDMENT NO. 3 TO CONSULTING AGREEMENT

This AMENDMENT NO. 3 (“Amendment No. 3”) to the CONSULTING AGREEMENT dated April 1, 2022, as amended on September 19, 2022, (the “Agreement”) between Ocuphire Pharma, Inc., a Delaware corporation having its principal place of business at 37000 Grand River Avenue, Suite 120, Farmington Hills, Michigan 48335 (the “Company”), and Jay S. Pepose, M.D., having an address at 1815 Clarkson Road, Chesterfield, MO 63017 (“Consultant”) is made as of January 1, 2024 (the “Effective Date”).

I.         The term of the Agreement shall be extended to March 31, 2024.

II.        The monthly retainer for March 2024 will be $49,000 which is a one-time increase comprised of the standard $25,000 monthly retainer and additional consulting hours at an hourly rate.

All other terms of the Agreement shall remain in effect without change.

Having understood and agreed to the foregoing, the Company and Consultant have signed this Amendment No. 3 and the same shall be effective as of the Effective Date.

CONSULTANT:		THE COMPANY:

Ocuphire Pharma, Inc.

By:	/s/ Jay S. Pepose, M.D.	By:	/s/ Bernhard Hoffmann
Jay S. Pepose, M.D.		Bernhard Hoffmann
	4/2/2024	SVP - Corporate Development
4/2/2024